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November 28, 1994               AMENDED JANUARY 1995


Frank Stephenson
6578 Foxdale Circle
Colorado Springs, CO 80919

Dear Frank:

It is a great pleasure to formalize our offer for you to join the Bio-Vascular team.

Position:                       Vice President of Marketing & Sales.

Base Salary:                    $100,000.  Your base will be reviewed annually.

Bonus Compensation:             You will participate in an incentive bonus plan
                                in which you can earn up to 50% of your base compensation (20% cash, 10% restricted stock and 20% in stock options). These are earned annually commensurate with the Company's fiscal year. The objectives upon which the bonus compensation is paid (financial and personal objectives) will be established as a collaborate effort between you and I.

Signing Bonus:                  Restricted stock worth $10,000.  You may elect
                                to receive the shares on your start date or on January 2, 1995. The number of shares will be determined by the low bid price on the date you elect.

                                AMENDMENT: FURTHER, A LUMP SUM CASH BONUS OF
                                $10,000 WILL BE PAID IN JANUARY 1995.

Stock Option Program:           Grant of 32,000 shares upon commencement of
                                employment.

                                AMENDMENT: GRANTED ON JANUARY 2, 1995.

                                - Vesting - 25% per year vesting on your
                                  anniversary date.

                                AMENDMENT: 25% VESTING PER YEAR STARTING
                                OCTOBER 31, 1995.

                                - Exercise period - 7 years from the option
                                  date.

                                - The price of the options will be the low
                                  bid price at the close of the market the day you join the Company.


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Frank Stephenson                AMENDED JANUARY 1995
November 28, 1994
Page 2



401K Plan:                      Eligible to participate November 1, 1995.

Benefits Program:               You will be eligible to participate in the
                                Company's health, vacation, and other insurance programs. A benefits summary is attached.

"Change of Control":            An agreement will be provided that will include
                                provisions for a "Change of Control" to include accelerated vesting of stock options and severance pay of at least one year of base salary under certain conditions.

Relocation:                     - Closing costs on a new home in the Twin Cities
                                  area.

                                - Reimbursement of moving expenses.

                                - Interim living expenses up to 90 days.  This
                                  time frame can be extended as necessary.

                                - Two house hunting trips for your wife.

                                -  Interim travel home for you as necessary.

Frank, I sincerely believe you and I will work extremely well together. I hope you decide to join us.

Yours truly,   (Signed as Amended)


/s/ John T. Karcanes

John T. Karcanes
President & Chief Executive Officer

JTK:cf

                      Acknowledged and Accepted:



                      /s/ Frank Stephenson
                      -------------------------------------
                      Frank Stephenson